Exhibit 3.2

                                 AMENDMENT NO. 1

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            NEW SWIFT ENERGY COMPANY

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, New Swift Energy Company, a Texas corporation (the "Corporation"), adopts the following amendment to the Articles of Incorporation of the Corporation:

                                      FIRST

     The name of the Corporation is NEW SWIFT ENERGY COMPANY.

                                     SECOND

     ARTICLE ONE of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

     "The name of the Corporation is SWIFT ENERGY COMPANY."

                                      THIRD

     On December 16, 2005, the board of directors and sole shareholder executed, approved and adopted a joint unanimous written consent approving Amendment No. 1 to the Articles of Incorporation. Each such amendment made by this Amendment No. 1 to the Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned has executed this amendment to become effective at 9:00 a.m., local time in Austin, Texas on December 28, 2005.


                                             /s/ Bruce H. Vincent
                                             -----------------------------------
                                             Bruce H. Vincent
                                             President